EXHIBIT 10.3
                                                                    ------------

        GLOBAL AMENDMENT AND REAFFIRMATION OF SUBORDINATED DEBT DOCUMENTS

         This GLOBAL AMENDMENT AND REAFFIRMATION OF SUBORDINATED DEBT DOCUMENTS (this "Global Amendment") is made as of April 26, 2007, by and among RONHOW, LLC, a Georgia limited liability company, (the "Lender"), HAROLD'S STORES, INC., an Oklahoma corporation (the "Parent"), HAROLD'S FINANCIAL CORPORATION, an Oklahoma corporation, HAROLD'S DIRECT, INC., an Oklahoma corporation, HAROLD'S STORES OF TEXAS, L.P., a Texas limited partnership, HAROLD'S OF JACKSON, INC., a Mississippi corporation, THE CORNER PROPERTIES, INC., an Oklahoma corporation, HAROLD'S DBO, INC., a Texas corporation, HAROLD'S LIMITED PARTNERS, INC., an Oklahoma corporation, and HSTX, INC., a Texas corporation (each, individually, a "Guarantor" and collectively the "Guarantors").

                                    RECITALS:

         WHEREAS, Lender and Parent have entered into that certain Subordinated Loan Agreement, dated as of August 31, 2006 ("Subordinated Loan Agreement"), and Guarantors have guaranteed the obligations of Parent thereunder in favor of Lender pursuant to that certain Subordinated Guaranty, dated as of August 31, 2006 ("Subordinated Guaranty"). The Subordinated Loan Agreement and the Subordinated Guaranty are secured by the Subordinated Security Agreement, dated as of August 31, 2006, by Parent and Guarantors in favor of Lender ("Subordinated Security Agreement"); and

         WHEREAS, on the date hereof, Lender will convert $2,000,000.00 of the obligations of Parent owed to Lender pursuant to the Tranche A Term Loan (defined below) under the Subordinated Loan Agreement to Series 2007-A Senior Preferred (defined below) of Parent; and

         WHEREAS, Parent, Guarantors, and Lender desire to amend certain provisions of the Subordinated Loan Agreement, Subordinated Guaranty and the Subordinated Security Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Global Amendment, Parent, Guarantors, and Lender hereby agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Subordinated Loan Agreement.

         SECTION 2. GLOBAL AMENDMENT. All references to any written agreement, document or note described or defined in the Subordinated Loan Agreement, Subordinated Guaranty or Subordinated Security Agreement shall be deemed to refer to such written agreement, document or note as the same may have been or may be amended, supplemented, modified, extended or restated from time to time.

         SECTION 3. AMENDMENTS TO SUBORDINATED LOAN AGREEMENT.

         A. The first WHEREAS clause of the RECITALS of the Subordinated Loan Agreement is hereby amended by amending and restating such WHEREAS clause in its entirety as follows:

         WHEREAS, Borrower has requested that Lender make available to Borrower a term loan in the aggregate principal amount of up to Twelve Million Dollars ($12,000,000) (the "Loan"), on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

         B. The second sentence of Section 1.1 of the Subordinated Loan Agreement is hereby amended by amending and restating such sentence in its entirety as follows:

         The Loan shall be evidenced by an Amended and Restated Subordinated Secured Promissory Note in the face principal amount of Twelve Million Dollars ($12,000,000), dated as of April 26, 2007, executed by Borrower in favor of Lender (the "Note").

C. Section 1.2 of the Subordinated Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

         1.2 Advances under the Loan.

         (a) Borrower has requested that Lender make available to Borrower a term loan in the aggregate principal amount of Seven Million Dollars ($7,000,000) (the "Tranche A Term Loan"), and a term loan in the aggregate principal amount of up to Five Million Dollars ($5,000,000) (the "Tranche B Term Loan").

         (b) Lender made an initial advance under the Tranche A Term Loan of $4,700,000. Subsequently, the Lender made, at the Borrower's request, additional advances in the aggregate amount of $2,300,000 under the Tranche A Term Loan and an initial advance under the Tranche B Term Loan of $2,000,000. Subject to satisfaction of the conditions specified in Section 4.2 of this Agreement and the provisions of Section 1.4, Lender shall make an additional advance under the Tranche B Term Loan of $1,000,000. Thereafter, Lender shall not be obligated to make any further advance to Borrower under the Loan. Any such further advance shall be made at Lender's sole discretion and subject to such conditions as Lender shall specify. Amounts borrowed and repaid under this Note may not be re-borrowed.

         D. Section 1.4 of the Subordinated Loan Agreement is hereby amended by amending and restating such Section in its entirety as follows:

         1.4 Use of Proceeds. Except as otherwise provided in this Section 1.4, Borrower shall use the proceeds of the advances under the Loan to pay principal and interest due under the Senior Loan. An advance of $300,000 under the Tranche A Term Loan was deposited in a deposit account maintained by Borrower that is not swept by the Senior Lender and may be used for analysis and funding of Borrower's deregistration under the Securities Exchange Act of 1934 in a manner approved by Borrower's Board of Directors (and subject in any case to Board approval of such deregistration). If such $300,000 is not fully used in analysis of and/or funding of such deregistration, Borrower shall use such remaining amount to pay principal and interest due under the Senior Loan.

         E. Section 2.1(e) of the Subordinated Loan Agreement is hereby amended by amending and restating such subpart in its entirety as follows:

         (e) Capitalization. The authorized capital stock of Borrower consists of 25,000,000 shares of common stock, $0.01 par value (the "Common Stock"), of which 6,223,508 shares (excluding 205 shares held in treasury) are issued and outstanding, and 1,000,000 shares of Preferred Stock, $0.01 par value, 500,000 shares of which are presently designated as Amended Series 2001-A Preferred Stock (the "Amended Series 2001-A Preferred"), 300,000 shares of which are presently designated as Series 2002-A Preferred Stock (the "Series 2002-A Preferred"), 100,000 shares of which are presently designated as series 2003-A Preferred Stock (the "Series 2003-A Preferred"), 75,000 shares of which are presently designated as Series 2006-A Preferred Stock (the "Series 2006-A Preferred"), 15,000 shares of which are presently designated as Series 2006-B Preferred Stock (the "Series 2006-B Preferred"), 5,000 shares of which are presently designated as Series 2007-A Senior Preferred Stock (the "Series 2007-A Senior Preferred"), and 5,000 shares of which are presently designated as Series 2007-B Senior Preferred Stock (the "Series 2007-B Senior Preferred"). There are currently 341,296 shares of Amended Series 2001-A Preferred, 227,372 shares of Series 2002-A Preferred, 55,673 shares of Series 2003-A Preferred, and 25,000 shares of Series 2006-A Preferred issued and outstanding. Simultaneously with the additional advance of $1,000,000 under the Tranche B Term Loan, 2,000 shares of Series 2007-A Senior Preferred will be issued and outstanding. There are 20,000 shares and 30,000 shares of Series 2003-A Preferred and Series 2006-A Preferred, respectively, reserved for issuance upon exercise of options granted to RonHow, LLC to convert certain loan participations into such shares. There are 7,000 shares in the aggregate of Series 2006-B Preferred reserved for issuance upon exercise of options granted to RonHow, LLC to convert a portion of the Tranche A Term Loan (which is being reduced to 5,000 shares in the aggregate as a result of RonHow, LLC's conversion of $2,000,000 of the Tranche A Term Loan into shares of Series 2007-A Senior Preferred) and 1,032 shares of Series 2006-B Preferred Stock reserved for issuance on exercise of a warrant to purchase such shares held by RonHow, LLC. All of the shares of Series 2007-B Senior Preferred will be reserved for issuance upon exercise of an option being granted to RonHow, LLC to convert all or a portion of the Tranche B Term Loan into Series 2007-B Senior Preferred. All issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities law. Borrower has reserved all of its authorized but unissued shares of Common Stock (other than shares reserved for issuance under the 2002 Performance and Equity Incentive Plan) for issuance as Underlying Common Stock and has reserved the balance of the authorized shares of each series of Preferred Stock for issuance as Dividend Stock on the respective series.

         F. Article 4 of the Subordinated Loan Agreement is hereby amended by adding there to the following Section 4.2:

         4.2 Advances under the Tranche B Term Loan. The obligation of Lender to fund the initial advance of $2,000,000 under the Tranche B Term Loan was subject to the acceptance and acknowledgment by execution of Borrower and delivery to Lender, on or prior to April 4, 2007, of that certain letter agreement between Lender and Borrower, dated as of March 30, 2007, regarding the $2,000,000 advance under this Agreement and the Note, a copy of which is attached hereto as Exhibit B. The obligation of Lender to fund an additional advance of up to $1,000,000 under the Tranche B Term Loan is subject to the fulfillment of each of the following conditions:

         (a) Borrower shall have and shall have caused Guarantors to have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement and the other Loan Documents.

         (b) All representations and warranties of Borrower and Guarantors set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such additional advance, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

         (c) There does not exist any condition or event that constitutes a Default or an Event of Default, nor will any thereof occur after giving effect to such additional advance.

         (d) Borrower shall have delivered to Lender an Amended and Restated Subordinated Secured Promissory Note executed by Borrower, in form and substance satisfactory to Lender.

         (e) Borrower shall have delivered to Lender a Preferred Stock Purchase Agreement regarding Series 2007-A Senior Preferred executed by Borrower, in form and substance satisfactory to Lender.

         (f) Borrower shall have delivered to Lender an Option Agreement, executed by Borrower, in form and substance satisfactory to Lender, granting to Lender an option to purchase shares of Borrower's 2007-B Senior Preferred in exchange for forgiveness of principal and accrued and unpaid interest under the Tranche B Term Loan, on terms and conditions satisfactory to Lender.

         (g) Borrower shall have delivered to Lender a Global Amendment and Reaffirmation of Subordinated Debt Documents, by and among Lender, Borrower, and Guarantors (the "Global Amendment") executed by Borrower and Guarantors, in form and substance satisfactory to Lender.

         (h) Borrower shall have delivered to Lender a First Amendment to Subordination and Intercreditor Agreement, executed by Borrower, Guarantors, and Wells Fargo Retail Finance II, LLC, as the senior creditor, in form and substance satisfactory to Lender.

         (i) Borrower shall have delivered to Lender a certificate of the secretary or assistant secretary of Borrower certifying that: the copy of the corporate charter and other publicly filed organizational documents of Borrower, certified by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower is formed and the copy of the bylaws of Borrower delivered to Lender on August 31, 2006, are true, correct and complete copies and, with the exception of certain Certificates of Designation or amendments to Certificates of Designation regarding Series 2006-B Preferred, Series 2007-A Senior Preferred, or the Series 2007-B Senior Preferred, a copy of which is attached to such certificate, such corporate charters, organizational documents, and bylaws, have not been further amended, modified or rescinded and are in full force and effect as of the date of the Global Amendment.

         (j) Borrower shall have caused each Guarantor to deliver to Lender a certificate of the secretary or assistant secretary of such Guarantor certifying that: (x) the copy of the corporate charter and other publicly filed organizational documents of such Guarantor, certified by the Secretary of State or other appropriate public official in the jurisdiction in which such Guarantor is formed and the copy of the bylaws or limited partnership agreement, as applicable, of such Guarantor delivered to Lender on August 31, 2006, are true, correct and complete copies and such corporate charters, organizational documents, bylaws and limited partnership agreement, as applicable, have not been further amended, modified or rescinded and are in full force and effect as of the date of the Global Amendment; and (y) such Guarantor is in good standing in its jurisdiction of formation as of the date of the Global Amendment

         (k) Borrower shall have delivered to Lender certified copies of all corporate action taken by Borrower and each Guarantor, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the documents described in this Section 4.2.

         (l) Borrower shall have delivered to Lender a certificate as to the legal existence and good standing of Borrower, issued by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower, no more than thirty days prior to the effective date of the Global Amendment.

         (m) Borrower shall have delivered to Lender all other documents and legal matters in connection with the transactions contemplated by this Agreement or the Global Amendment which shall be in form an substance satisfactory to Lender.

         G. The Subordinated Loan Agreement is hereby amended by adding thereto as Exhibit B the Exhibit B attached hereto.

         H. Schedule 2.1(b) The Subordinated Loan Agreement is herby amended by amending and restating such schedule as the Schedule 2.1(b) attached hereto.

         SECTION 4. REFERENCES TO CERTAIN SUBORDINATED DEBT DOCUMENTS. All references to each of the Subordinated Loan Agreement, Subordinated Guaranty and Subordinated Security Agreement in any of the Loan Documents shall be deemed a reference to each of the Subordinated Loan Agreement, Subordinated Guaranty and Subordinated Security Agreement as amended by this Global Amendment. Except as expressly provided in this Global Amendment, the execution and delivery of this Global Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Subordinated Loan Agreement, Subordinated Guaranty and Subordinated Security Agreement or any of the other Loan Documents executed in connection therewith. To the extent not inconsistent herewith, the Subordinated Loan Agreement, Subordinated Guaranty and Subordinated Security Agreement and each of the other Loan Documents executed by Parent, and Guarantors in connection therewith shall remain in full force and effect and are hereby ratified and confirmed by the parties thereto.

         SECTION 5. EFFECTIVE DATE. This Global Amendment shall become effective as of its date and shall bind all parties only upon (i) the execution and delivery by Parent and Guarantors of this Global Amendment to Lender, (ii) the execution and deliver by Parent, Guarantors, and Wells Fargo Retail Finance II, LLC to Lender of that certain First Amendment to Subordination and Intercreditor Agreement, dated as of the date hereof, and (iii) such other documents or agreements executed and delivered by Parent and Guarantors or any other party as Lender shall reasonably request; and shall be conditioned upon the correctness of all representations and warranties made by Parent and Guarantors.

         SECTION 6. REPRESENTATIONS AND WARRANTIES OF PARENT AND GUARANTORS. Each of Parent and Guarantors hereby represents and warrants to Lender as follows:

         A. Such party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Global Amendment in accordance with its terms. This Global Amendment has been duly executed and delivered by such party and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

         B. The execution, delivery and performance of this Global Amendment in accordance with its terms do not and will not, by the passage of time, the giving of notice or otherwise,

         (i) require any governmental approval or violate any applicable law relating to such party;

         (ii) conflict with, result in a breach of or constitute a default under the organizational documents of such party, any material provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties may be bound or any governmental approval relating to it; or

         (iii) result in or require the creation or imposition of any lien (except as permitted by the Loan Documents) upon or with respect to any property now owned or hereafter acquired by such party.

         C. That, after giving affect to the amendments set forth in this Global Amendment, the representations and warranties of such party set forth in the Loan Documents and in any other document, instrument or agreement executed or delivered in connection therewith are true and correct as of the date hereof as if made on the date hereof.

         D. No Event of Default under the Loan Documents, other than as specifically waived herein, has occurred and is continuing as of this date.

         SECTION 7. NO NOVATION. It is the intention of the parties hereto that this Global Amendment shall not constitute a novation of the Subordinated Loan Agreement, Subordinated Guaranty or Subordinated Security Agreement and shall in no way adversely affect or impair the validity of the Loan Documents, it being the intention of the parties hereto merely to amend the Subordinated Loan Agreement, Subordinated

         Guaranty or Subordinated Security Agreement as expressly set forth herein.

         SECTION 8. COUNTERPARTS. This Global Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 9. GOVERNING LAW. THIS GLOBAL AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

         SECTION 10. THIS GLOBAL AMENDMENT. This Global Amendment is executed pursuant to the Subordinated Loan Agreement, Subordinated Guaranty and Subordinated Security Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the same.

         SECTION 11. REAFFIRMATION. Guarantors hereby

         (i) acknowledge that, as of the date hereof, the face principal amount of the Subordinated Note has been increased to $12,000,000, the interest rate on the Tranche B Term Loan is 18% per annum, Lender has agreed to defer payment of up to $1,000,000 of interest on the Loan and permit such accrued but unpaid interest to be added to the principal balance outstanding under the Amended and Restated Subordinated Secured Promissory Note, dated the date hereof, in the face principal amount of $12,000,000 executed by Parent in favor of Lender (the "Note") and may, in its sole discretion, defer and/or permitted the addition to principal of accrued interest under the Note in excess of $1,000,000;

         (ii) agree that each of the Subordinated Guaranty and Subordinated Security Agreement remains in full force and effect and continues to be the legal, valid and binding obligation of each of the Guarantors enforceable against each of the Guarantors in accordance with its terms, except as expressly modified by the relevant provisions of this Global Amendment; and

         (iii) affirms that the Subordinated Guaranty guarantees all of the present and future indebtedness owing by Parent to Lender under or in connection with the Subordinated Loan Agreement and the other Loan Documents, as modified by the Amendments, and the Subordinated Security Agreement secures all of the payment and performance obligations of Parent and Guarantors, whether now existing or hereafter arising, under the Subordinated Loan Agreement, the Note or the Subordinated Guaranty, as modified by the Amendments.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the undersigned Lender has executed this Global Amendment as of the date first above written.

                                LENDER:

                                RONHOW, LLC, a Georgia limited liability company

                                By: Ronus, Inc., a Georgia corporation,
                                    Managing Member

                                    By: /s/ Robert L. Anderson
                                        ----------------------------
                                    Name: Robert L. Anderson
                                    Title: President

                                IN WITNESS WHEREOF, the undersigned
                                Parent and Guarantors have executed
                                this Global Amendment as of the date
                                first above written.

                                PARENT:

                                HAROLD'S STORES, INC.

                                By: /s/ Ron Staffieri
                                Name: Ron Staffieri
                                Title: CEO

                                GUARANTORS:

                                HAROLD'S FINANCIAL CORPORATION

                                By: /s/ Ron Staffieri
                                Name: Ron Staffieri
                                Title: CEO

                                HAROLD'S DIRECT, INC.

                                By: /s/ Ron Staffieri
                                Name: Ron Staffieri
                                Title: CEO

                                HAROLD'S STORES OF TEXAS, L.P.

                                By: HSTX, Inc., General Partner

                                By: /s/ Ron Staffieri
                                Name: Ron Staffieri
                                Title: CEO

                                HAROLD'S OF JACKSON, INC.

                                By: /s/ Ron Staffieri
                                Name: Ron Staffieri
                                Title: CEO

                                THE CORNER PROPERTIES, INC.

                                By: /s/ Ron Staffieri
                                Name: Ron Staffieri
                                Title: CEO

                                HAROLD'S DBO, INC.

                                By: /s/ Ron Staffieri
                                Name: Ron Staffieri
                                Title: CEO

                                HAROLD'S LIMITED PARTNERS, INC.

                                By: /s/ Ron Staffieri
                                Name: Ron Staffieri
                                Title: CEO

                                HSTX, INC.

                                By: /s/ Ron Staffieri
                                Name: Ron Staffieri
                                Title: CEO

                                    Exhibit B



                                   [attached]

                                   RonHow, LLC
                             3290 Northside Parkway
                                    Suite 250
                                Atlanta, GA 30302


                                 March 30, 2007



Harold's Stores, Inc.
765 Asp Avenue
Norman, OK  73069
Attn:  Jodi Taylor, Chief Financial Officer


Dear Jodi:

         In conjunction with discussions among Harold's Stores, Inc. and its majority investors regarding continued financial support for Harold's, the parties have developed a short-term financing plan as outlined in the attached summary term sheet.

         Given Harold's immediate need for cash, RonHow is willing to make an additional $2 million advance under the existing Subordinated Loan Agreement and related note, each dated as of August 31, 2006. As a condition to making this advance, RonHow is requiring that Harold's agree to the following:

          1. Subject to the approval of Harold's senior lender, Wells Fargo Retail Finance II, LLC, interest will accrue on this $2 million advance at a rate of 18.0% per annum. Upon such approval, the 18.0% per annum rate will be applied retroactively to the date of the advance, in place of the 13.5% per annum rate otherwise applicable pursuant to the current terms of the subordinated note.

          2. Harold's will use commercially reasonable efforts to obtain, as promptly as practicable, the approval of Wells Fargo for the 18.0% per annum interest rate on such advance.

          3. Harold's will execute and deliver, and cause the guarantors of the subordinated loan to execute and deliver, any and all documents reasonably requested by RonHow to evidence the 18.0% per annum interest rate accruing on the advance and the continuing effectiveness of the guaranty and security provided by the guarantors with respect to all of the indebtedness outstanding under the subordinated debt facility, including this additional advance.

          4. Harold's will use commercially reasonable efforts to obtain, as promptly as practicable, the consent and approval of Wells Fargo to all aspects of the proposed short-term financing plan as described in the attached summary term sheet that require Wells Fargo's approval.

         If Harold's is in agreement with the above conditions to the $2 million advance, please execute the enclosed copy of this letter in the place indicated below and return it to me.


                                               Sincerely,

                                               /s/ Robert L. Anderson
                                               -------------------------------
                                               Robert L. Anderson
                                               President, Ronus, Inc.,
                                               Managing Member of RonHow, LLC


Accepted and agreed to on behalf of Harold's Stores, Inc.



By: /s/ Jodi L. Taylor
    -------------------------
Title: Chief Financial Officer
Date:  March 30, 2007

                                 Schedule 2.1(b)



                                   [attached]

                                 SCHEDULE 2.1(B)
                                       TO
                                GLOBAL AMENDMENT

                                  SUBSIDIARIES

                                                                       PERCENTAGE OWNED BY
      DIRECT SUBSIDIARY             STATE OF ORGANIZATION             HAROLD'S STORES, INC.

Harold's Financial Corporation            Oklahoma                             100%
Harold's Direct, Inc.                     Oklahoma                             100%
Harold's Limited Partners, Inc.           Oklahoma                             100%
Harold's DBO, Inc.                          Texas                              100%
HSTX, Inc.                                  Texas                              100%
Harold's of Jackson, Inc.                Mississippi                           100%
The Corner Properties, Inc.               Oklahoma                             100%


     INDIRECT SUBSIDIARY            STATE OF ORGANIZATION                    OWNED BY

Harold's Stores of Texas, L.P.              Texas              HSTX, Inc. is a 1% General Partner and
                                                               Harold's Limited Partners, Inc. is a
                                                               99% Limited Partner.